Exhibit 99.1

Novacea Contact:

Paul Laland

Vice President, Corporate Communications

Tel: 650-228-1811

E-mail: laland@novacea.com

NOVACEA RECEIVES NOTIFICATION FROM SCHERING-PLOUGH OF

TERMINATION OF COLLABORATION AGREEMENT

SOUTH SAN FRANCISCO, CA, April 9, 2008 – Novacea, Inc. (NASDAQ:NOVC) today announced that it has received notification from Schering-Plough Corporation of its termination of the collaboration agreement relating to the development of Asentar™, effective immediately.

As previously reported, Novacea and Schering terminated the ASCENT-2 Phase 3 clinical trial of Asentar for the treatment of patients with androgen-independent prostate cancer, due to an imbalance of deaths between the two treatment arms observed by the Data Safety Monitoring Board. The Company also then suspended enrollment in other ongoing trials involving the use of Asentar. As a consequence of Schering’s decision, the exclusive worldwide license has terminated, and all Asentar rights will be returned to Novacea. Any further development of Asentar would be at Novacea’s expense.

“As we announced in January, we are exploring strategic options for the company with assistance from our financial advisor, Cowen and Company,” said John P. Walker, Novacea’s chairman and chief executive officer. “Although our analyses of the data from the ASCENT-2 trial are ongoing, based on our preliminary evaluation, we believe Asentar to be a safe potential product. Given Schering’s unexpected decision, we will evaluate the impact that it may have on our future plans for Asentar and on our broader exploration of strategic alternatives.”

About Novacea

Novacea, Inc. is a biopharmaceutical company focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates, including Asentar™, which has been in a Phase 3 clinical trial for androgen-independent prostate cancer, or AIPC, and in a Phase 2 trial for advanced pancreatic cancer. Novacea’s second product candidate, AQ4N, is a hypoxia-activated prodrug that is currently in a Phase 1b/2a clinical trial in glioblastoma multiforme. More information on any of Novacea’s trials can be found at www.ClinicalTrials.gov.

Except for the historical information contained herein, the matters set forth in this press release, including statements as to financial guidance, development, clinical studies, regulatory review and approval, and commercialization of products, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements made by Novacea include: early stage of development; the focus, conduct, enrollment and timing of Novacea’s clinical trials; regulatory review and approval of product candidates; success or failure of Novacea’s present and future collaboration agreements; commercialization of products; developments relating to Novacea’s licensing and collaboration agreements; market acceptance of products; funding requirements; intellectual property protection for Novacea’s product candidates; competing products; and other risks detailed from time to time under the heading “Risk Factors” in Novacea’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as may be updated from time to time by Novacea’s future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, Novacea’s actual performance or results may vary materially from any future performance or results expressed or implied by these forward-looking statements. Novacea assumes no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

Novacea is a registered trademark of Novacea, Inc., and Asentar is a trademark of Novacea, Inc. All other trademarks are property of their respective owners.

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